UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 7, 2006

American Real Estate Partners, L.P.
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(Exact name of registrant as specified in its charter)

Delaware	1-9516	13-3398766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700, New York, NY	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 702-4300

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

On September 7, 2006, we and our 99% subsidiary, American Real Estate Holdings Limited Partnership, entered into an Exclusivity Agreement and Letter of Intent, or the Letter, with Riata Energy, Inc., relating to a potential transaction pursuant to which Riata would obtain an option to acquire all of the issued and outstanding membership interests of NEG Oil & Gas LLC, our indirect wholly-owned subsidiary, or the Transaction.

The consummation of the Transaction is subject to the satisfaction of several conditions, including the negotiation, execution and delivery of definitive agreements within 70 days from the date of the execution of the Letter.

The Letter sets forth certain proposed terms with respect to the Transaction, including a proposed purchase price of approximately $1.519 billion, which includes the assumption of third party debt obligations, approximately $1.025 billion of cash and 12.8 million shares of Riata common stock.

The Letter provides for a 70-day exclusivity period, during which we and certain of our affiliates have agreed not to solicit, negotiate or accept competing proposals.

Riata is a working interest owner and the operator of a majority of the Longfellow Ranch area oil and gas properties. Longfellow Ranch is the single largest oil and gas property owned by NEG Oil &Gas.

The description set forth above is qualified in its entirety by the Letter, a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference.

Section 8 - Other Events

Item 8.01 - Other Events.

On September 7, 2006, we issued a joint press release with Riata, a copy of which is attached as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01(d) Exhibits

Exhibit 10.1 - Exclusivity Agreement and Letter of Intent, dated September 7, 2006, by and among American Real Estate Partners, L.P., American Real Estate Holdings Limited Partnership and Riata Energy, Inc.

Exhibit 99.1 - Press Release, dated September 7, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REAL ESTATE PARTNERS, L.P.
(Registrant)

By:	American Property Investors, Inc., its General Partner

	By:	/s/ Hillel Moerman
Hillel Moerman, Chief Financial Officer American Property Investors, Inc., the General Partner of American Real Estate Partners, L.P.
Date: September 7, 2006